UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549




                            FORM 8-K




                         CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
                              1934




                          July 15, 1999
        Date of Report (Date of Earliest Event Reported)

                    GLADSTONE RESOURCES, INC.


 State of Washington         1-1525              91-0234563
   (State or other      (Commission File        (IRS Employer
    Jurisdiction             Number)         Identification No.)
  of Incorporation)

     3500 Oak Lawn, Suite 590
          Dallas, Texas                             75219
(Address of Principal Executive Offices)          (Zip Code)

                          214.528.9710
      (Registrant's Telephone Number, Including Area Code)



  (Former Name or Former Address, if Changed since last Report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On July 15, 1999, with an effective date of May 1, 1999, Gladstone Resources, Inc., a Washington corporation ("Gladstone"), acquired from Humphrey Oil Interests, L.P., a Texas limited partnership ("Humphrey") certain oil and natural gas working interests in the Right Hand Creek Field located in Allen and Beauregard Parishes, Louisiana (collectively, the "Right Hand Creek Properties"), being 50% of the interest acquired by Humphrey from EXCO Resources, Inc. ("EXCO") effective May 1, 1999. The Right Hand Creek Properties include 6 gross productive wells (.735 net productive wells) with current net production of approximately 55 barrels of oil and no cubic feet of natural gas per day, and 2 gross (.245 net) non-producing wells that will require recompletions and/or workovers. In the second half of 1999, the field operator is expected to propose 1 gross (.1225 net) development well to be drilled on these properties, with future developmental locations in subsequent years, depending on the success of the proposed location and field performance. The Right Hand Creek Properties include 725.3 gross (88.85 net) developed acres and 234.22 gross (28.69 net) undeveloped acres. Based on independent engineering estimates as of June 1, 1999, the Right Hand Creek Properties are estimated to contain 956,097 gross (85,396 net) barrels ("Bbls") of oil and no gross or net million cubic feet ("MMCF") of natural gas of proved reserves. Approximately 100% of the current estimated proved reserves of the Right Hand Creek Properties are classified as developed, and have an estimated engineered value of $531,096 based on the June 1, 1999 engineering estimates for an SEC 10% PV discounted case.

     Charles B. Humphrey, the limited partner in Humphrey Oil
Interests, L.P. and President of Humphrey Oil Corporation, its
General Partner, is a Director of Gladstone.

     The aggregate purchase price paid for the Right Hand Creek Properties was $349,125. Gladstone's Board approved the purchase, the terms and conditions of which were determined through arm's length negotiations, taking into account estimates of recoverable reserves, further development of proved undeveloped reserves, current oil and natural gas prices, and the actual price paid to EXCO by Humphrey. Gladstone borrowed $230,000 of the purchase price under a new credit facility (the "Credit Facility") with Compass Bank (the "Lender") and the balance of the purchase price was paid out of working capital. The Right Hand Creek Properties have been mortgaged to the Lender under the Credit Facility.

ITEM 5.   OTHER EVENTS

     On July 15, 1999, Gladstone entered into the Credit Facility with the Lender. The Credit Facility provides for borrowings up to $15 million, subject to borrowing base limitations.

     The Credit Facility consists of a regular revolver which at July 15, 1999, had a borrowing base of $230,000. A portion of the borrowing base is available for the issuance of letters of credit. All borrowings under the Credit Facility are secured by a first lien deed of trust providing a security interest in the Right Hand Creek Properties.

     The Credit Facility provides that the unpaid principal balance of the loans shall bear interest, payable as it accrues on the 1st day of each month, commencing September 1, 1999, and at maturity (stated or by acceleration), at a rate per annum equal to the lesser of the (i) Highest

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Lawful Rate or (ii) 1% over the CBIR rate from time to time in effect, as therein defined. The Credit Facility also permits Gladstone to repay and reborrow amounts under the Credit Facility without any penalty, thereby allowing Gladstone the flexibility to utilize any available cash to reduce its outstanding indebtedness and, thus, its costs of borrowed funds.

     Under the terms of the Credit Facility, Gladstone must not permit its Current Ratio (as defined) of Current Assets (as defined) to its Current Liabilities (as defined) to be less than
1.25 to 1.0 at any time. Furthermore, Gladstone must not permit its Tangible Net Worth (as defined) to be less at any time than $1.00 plus (i) 50% of positive Net Income (as defined) for all quarterly periods ending subsequent to December 31, 1998, plus
(ii) 100% of any Equity Infusions (as defined) occurring subsequent to December 31, 1998. Furthermore, Gladstone must not permit the ratio of Cash Flow (as defined) to Debt Service (as defined) to be less than 1.25 to 1.0, determined as of the end of each fiscal quarter of Gladstone on or after September 30, 1999.

     A new Borrowing Base shall be determined as of each April 1 and October 1 during the Revolving Credit Period (the "semi-annual determinations"), or at such other or additional times during the Revolving Credit Period as the Lender in its reasonable discretion and at its sole cost may elect ("discretionary determinations"), and the Lender shall determine a new Borrowing Base at such additional times, but no more often than one (1) time in any 12-month period without the Lender's consent, as Borrower may request ("Borrower requested determinations").

          The Borrowing Base shall be automatically reduced as of the 1st day of each month commencing February 1, 2000, and continuing through the Revolving Credit Period. The initial monthly reduction shall be in the amount of $5,000 per month. At the time of each new semi-annual determination, the Lender in its sole discretion may increase or decrease the amount of such monthly reduction. If a Borrowing Base Deficiency (as defined) exists after giving effect to a redetermination, then Gladstone must either (i) prepay the principal of the outstanding Loans or
(ii) cause to be created first and prior perfected Liens (subject only to Permitted Liens, as defined) in favor of the Lender, by instruments satisfactory to the Lender, on producing oil and gas properties, which in the opinion of the Lender would increase the Borrowing Base by an amount sufficient, in combination with clause (i) preceding, to eliminate such Borrowing Base deficiency.

     The Credit Facility contains a number of covenants affecting Gladstone's liquidity and capital resources, including restrictions on Gladstone's ability (i) to incur indebtedness other than (a) under the Credit Facility or (b) Permitted Indebtedness, as defined, or (ii) to pledge assets outside of the Credit Facility, other than Permitted Liens, and with respect to Gladstone's maintenance of a minimum net worth.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business required.

          As permitted by Form 8-K, the required historical financial statements in respect of Right Hand Creek
          Properties will be filed by amendment to this Form 8-K no later than September 28, 1999.

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     (b)  Pro Forma financial information

          As permitted by Form 8-K, the required pro forma financial information in respect of the Right Hand
          Creek Properties will be filed by amendment to this Form 8-K no later than September 28, 1999.

     (c)  Exhibits

          10.1 Purchase and Sale Agreement between Gladstone
               Resources, Inc. and Humphrey Oil Interests, L.P.
               dated July 8, 1999.

          10.2 Credit Agreement between Gladstone Resources,
               Inc., as borrower, and Compass Bank, as Lender dated July 15, 1999.

          10.3 Mortgage and Security Agreement from Gladstone
               Resources, Inc., as Mortgagee, in favor of Compass
               Bank as Lender dated July 15, 1999.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GLADSTONE RESOURCES, INC.



                              By:  /s/ SHEILA IRONS
                                 -------------------------
                                   Sheila Irons
                                   Vice President


Dated July 30, 1999

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                          EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
----------     -----------

10.1           Purchase and Sale Agreement between
               Gladstone Resources, Inc. and Humphrey Oil
               Interests, L.P. dated July 8, 1999.

10.2           Credit Agreement between Gladstone
               Resources, Inc., as Borrower, and Compass Bank, as
               Lender dated July 15, 1999.

10.3           Mortgage and Security Agreement from
               Gladstone Resources, Inc., as Mortgagee, in favor of Compass Bank as Lender dated July 15, 1999.